                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             CEC ENTERTAINMENT, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:

                             CEC ENTERTAINMENT, INC.
                            4441 West Airport Freeway
                               Irving, Texas 75062
                                 (972) 258-8507







March 28, 2002



Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of CEC Entertainment, Inc. to be held at 9:00 a.m. local time, Thursday, May 9, 2002, at the Harvey Hotel located at 4545 West John Carpenter Freeway, Irving, Texas.

At the meeting you will be asked to re-elect three current directors, to authorize an amendment to the Company's Incentive Bonus Plan, to authorize an amendment to the Company's 1997 Non-Statutory Stock Option Plan, and to transact such other business as may properly come before the meeting.

The formal Notice of the Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

Your vote is important. I urge you to vote as soon as possible, whether or not you plan to attend the Annual Meeting. You may vote over the internet, as well as by telephone or by mailing a proxy card. Voting over the internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions with the proxy card regarding each of these voting options.

Thank you for your continued support of and interest in CEC Entertainment, Inc.




                                           Sincerely,



                                           RICHARD M. FRANK
                                           Chairman and Chief Executive Officer

                             CEC ENTERTAINMENT, INC.
                            4441 West Airport Freeway
                               Irving, Texas 75062
                                 (972) 258-8507

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 2002


To the Stockholders of
CEC Entertainment, Inc.:

Notice is hereby given that the annual meeting of stockholders of CEC Entertainment, Inc., a Kansas corporation (the "Company"), will be held at the Harvey Hotel located at 4545 West John Carpenter Freeway, Irving, Texas on May 9, 2002, at 9:00 a.m. local time, for the following purposes:

     1. To re-elect three Class II directors to serve for a term of three years or until their successors are elected and qualified or until their earlier resignation or removal;

     2.   To authorize the amendment of the Company's Incentive Bonus Plan;

     3. To authorize an amendment to the Company's 1997 Non-Statutory Stock Option Plan; and

     4. To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 14, 2002 are entitled to notice of, and to vote at, the meeting, and any adjournments or postponements thereof. A list of the stockholders entitled to vote at the meeting shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten (10) days prior to the meeting, at 4441 West Airport Freeway, Irving, Texas. The list shall also be available for examination during the meeting by any stockholder who is present at the meeting.

It is desirable that as large a proportion as possible of the stockholders' interests be represented at the meeting. Whether or not you plan to be present at the meeting, you are requested to vote as soon as possible so that your shares may be voted in accordance with your wishes. The giving of such proxy will not affect your right to revoke it later or vote in person in the event that you should attend the meeting.

To make it easier for you to vote, internet and telephone voting is available. The instructions included with the proxy card describe how to use these services. Of course, if you prefer, you can vote through the mail service by completing the proxy card and returning it in the enclosed postage-paid envelope.




                                          By Order of the Board of Directors,


                                          MARSHALL R. FISCO, JR.
                                          Secretary



Irving, Texas
March 28, 2002

                             CEC ENTERTAINMENT, INC.
                            4441 WEST AIRPORT FREEWAY
                               IRVING, TEXAS 75062
                                 (972) 258-8507

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 2002

This proxy statement is furnished to stockholders of CEC Entertainment, Inc., a Kansas corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the annual meeting of stockholders (the "Annual Meeting") to be held at 9:00 a.m. local time, on May 9, 2002 at the Harvey Hotel located at 4545 West John Carpenter Freeway, Irving, Texas, and any adjournments or postponements thereof. Proxies in the form enclosed will be voted at the Annual Meeting, if completed in accordance with the instructions, tendered to the Company prior to the Annual Meeting and not revoked. A proxy may be revoked at any time before it is voted either by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. This proxy statement was first mailed or given to the Company's stockholders on or about March 28, 2002.

                            OUTSTANDING CAPITAL STOCK

The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is March 14, 2002. At the close of business on that date, the Company had issued and outstanding and entitled to receive notice of and vote at the Annual Meeting 28,263,005 shares of Common Stock, $0.10 par value (the "Common Stock"), and 47,037 shares of Class A Preferred Stock, $60 par value (the "Preferred Stock"). No other class of securities of the Company is entitled to notice of, or to vote at, the Annual Meeting.

                    ACTION TO BE TAKEN AT THE ANNUAL MEETING

The accompanying proxy, unless the stockholder otherwise specifies in the proxy, will be voted:

     1. To re-elect three Class II directors to serve for a term of three years or until their successors are elected and qualified or until their earlier resignation or removal;

     2. To authorize the amendment of the Company's Incentive Bonus Plan;

     3. To authorize an amendment to the Company's 1997 Non-Statutory Stock Option Plan; and

     4. To transact such other business as may properly come before the meeting.

Proxies will be voted for any proposals pending at the Annual Meeting, unless authorization to vote for a proposal is withheld or otherwise directed. Proxyholders will vote in accordance with duly completed and tendered proxies. Proxyholders will use their discretion to vote on any other matter or business that is brought before the Annual Meeting. The Board of Directors is not presently aware of any other matters or business to be brought before the Annual Meeting.

                                QUORUM AND VOTING

Each stockholder of record on the Record Date is entitled to one vote for each share of Common Stock and/or Preferred Stock held by them. A majority of the outstanding shares of Common Stock and Preferred Stock, represented in person or by proxy, will constitute a quorum at the Annual Meeting; provided, however, if a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice, other than by announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original date of the Annual Meeting.

Votes cast by proxy or in person shall be counted by a person or persons appointed by the Company to act as inspector of election for the Annual Meeting. The inspector of election will treat shares presented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. Abstentions will have no effect on other proposals to be voted on at the Annual Meeting. Unless authorization to vote for a proposal pending at the Annual Meeting is withheld, if no direction is made for a vote cast by proxy, the proxy shall be voted for such proposals.

Broker non-votes occur where a broker holding shares in street name votes the shares on some proposals but not others. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owner of the shares, but are not permitted to vote on non-routine proposals. The missing votes on non-routine proposals are deemed to be "broker non-votes." The inspector of election shall treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any proposal as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that proposal (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other proposals). Except for the purpose of determining the presence of a quorum, broker non-votes will have no effect on the outcome of the proposal to be voted on at the Meeting.

                            REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted at the Annual Meeting. It may be revoked by filing with the Secretary of the Company, Marshall R. Fisco, Jr., CEC Entertainment, Inc., 4441 West Airport Freeway, Irving, Texas 75062, a written notice of revocation or duly completed and tendered proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

                       PRINCIPAL HOLDERS OF CAPITAL STOCK

The following table sets forth information, as of March 14, 2002, relating to the beneficial ownership of the Company's Common Stock and Preferred Stock by:
(i) each director and executive officer (as hereinafter defined) of the Company as of such date, (ii) the directors and the executive officers of the Company as a group (13 persons) as of such date, and (iii) each person, as that term is used in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), known to the Company to own beneficially 5% or more of the outstanding shares of Common Stock or Preferred Stock. Except as otherwise indicated, each of the persons named in the table is believed by the Company to possess sole voting and investment power with respect to the shares of Common Stock or Preferred Stock beneficially owned by such person. Information as to the beneficial ownership of Common Stock and Preferred Stock by directors and executive officers of the Company has been furnished by the respective directors and executive officers.

                                                                                           Percentage of Class Outstanding
                                                                                           -------------------------------
Name (and address for                     Number of Shares of       Number of Shares of
5% beneficial owners)                        Common Stock             Preferred Stock     Common Stock     Preferred Stock
---------------------                        ------------             ---------------     ------------     ---------------
Richard M. Frank                                 582,869 (A)                 0                2.1%             0.0%

Michael H. Magusiak                              214,322 (B)                 0                (C)              0.0%

J. Roger Cardinale                                36,326 (D)                 0                (C)              0.0%

Rodney Carter                                          0 (E)                 0                (C)              0.0%

Gene F. Cramm, Jr.                                     0 (F)                 0                (C)              0.0%

Mark A. Flores                                         0 (G)                 0                (C)              0.0%

Richard T. Huston                                 74,804 (H)                 0                (C)              0.0%

Thomas W. Oliver                                  28,345 (I)                 0                (C)              0.0%

Tim T. Morris                                      4,125 (J)                 0                (C)              0.0%

Louis P. Neeb                                      8,750 (K)                 0                (C)              0.0%

Cynthia I. Pharr                                   8,900 (L)                 0                (C)              0.0%

Walter Tyree                                       5,000 (M)                 0                (C)              0.0%

Raymond Wooldridge                                23,750 (N)                 0                (C)              0.0%


Directors and Executive                          987,191                     0               3.6%              0.0%
Officers as a Group

Massachusetts Financial Services               2,260,350 (O)                 0               8.1%              0.0%
Company
500 Boylston Street
Boston, Massachusetts 02116-3741

Neuberger Berman, Inc.                         1,818,000 (P)                 0               6.5%              0.0%
605 Third Avenue
New York, New York 10158

AOL Time Warner, Inc.                                  0                16,011    (Q)         0.0%            33.2%
75 Rockefeller Plaza
New York, NY 10019

River Forest State Bank & Trust Co.                    0                 3,139    (R)         0.0%             6.5%
7727 West Lake Street
River Forest, IL 60305

_____________________________

(Footnotes appear on the following pages)

(A) Includes 363,850 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 533,650 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof. This number also includes 219,019 shares beneficially owned by Frank Family Trust A2 and Richard M. Frank Revocable Trust. Of his total shares, Mr. Frank has sole voting power and sole dispositive power over 219,019 shares.

(B) Includes 135,000 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 352,500 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof.

(C)      Constitutes less than 1% of the Company's outstanding Common Stock.

(D) Includes 36,326 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 78,039 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option plan which are not exercisable within 60 days of the date hereof.

(E) Includes 0 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 74,140 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option plan which are not exercisable within 60 days of the date hereof.

(F) Includes 0 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 80,061 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option plan which are not exercisable within 60 days of the date hereof.

(G) Includes 0 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 53,710 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof.

(H) Includes 45,216 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 87,716 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof.

(I) Includes 28,345 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 80,846 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof.

(J) Includes 3,125 shares purchasable pursuant to options issued under the Non-Employee Directors Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 7,750 shares purchasable pursuant to options issued under the Company's Non-Employee Directors Stock Option Plan which are not exercisable within 60 days of the date hereof.

(K) Includes 8,750 shares purchasable pursuant to options issued under the Non-Employee Directors Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 7,750 shares purchasable pursuant to options issued under the Company's Non-Employee Directors Stock Option Plan which are not exercisable within 60 days of the date hereof.

(L) Includes 8,750 shares purchasable pursuant to options issued under the Non-Employee Directors Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 7,750 shares purchasable pursuant to options issued under the Company's Non-Employee Directors Stock Option Plan which are not exercisable within 60 days of the date hereof.

(M) Includes 1,250 shares purchasable pursuant to options issued under the Non-Employee Directors Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 7,750 shares purchasable pursuant to options issued under the Company's Non-Employee Directors Stock Option Plan which are not exercisable within 60 days of the date hereof.

(N) Includes 8,750 shares purchasable pursuant to options issued under the Non-Employee Directors Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 7,750 shares purchasable pursuant to options issued under the Company's Non-Employee Directors Stock Option Plan which are not exercisable within 60 days of the date hereof.

(O) Based upon information in Schedule 13G dated February 12, 2002. Of its total shares, Massachusetts Financial Services Company has sole voting power over 2,116,440 shares and sole dispositive power over 2,260,350 shares.

(P) Based upon information in Schedule 13G dated February 12, 2002. Of its total shares, Neuberger Berman, Inc. has sole voting power over 530,600 shares and sole dispositive power over 0 shares.

(Q) Based on information in Schedule 13D/A dated January 11, 2001. Of its total shares, AOL Time Warner, Inc. has shared voting and dispositive power over 16,011 shares.

(R) Based on information obtained from the Company's Transfer Agent on May 10, 2001.

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

The terms of the Class II directors expire at the Annual Meeting in 2002. The Board of Directors has nominated Richard T. Huston, Cynthia I. Pharr, and Raymond E. Wooldridge for re-election at the Annual Meeting, to serve for a term of three years. Ms. Pharr and Messrs. Huston and Wooldridge have expressed their intention to serve the entire term for which re-election is sought.

Directors will be elected by cumulative voting. To be elected as a director, a candidate must be among the three candidates who receive the most votes out of all votes cast for the election of directors at the Annual Meeting. See "Quorum and Voting."

The following table lists the names and ages (as of March 14, 2002) of the director nominees and the other directors whose terms of office will continue after the Annual Meeting, the year in which each director was first elected as a director of the Company, the class to which each director has been or will be elected, and the Annual Meeting at which the term of each director will expire.

                                               Director                   Term
Nominee Directors                   Age         Since           Class    Expires
-----------------                   ---        --------         -----    -------

Richard T. Huston ................  56           1999            II       2002

Cynthia I. Pharr .................  53           1994            II       2002

Raymond E. Wooldridge ............  63           1997            II       2002


Continuing Directors
--------------------

Richard M. Frank .................  54           1985           III       2003

Tim T. Morris ....................  55           1997           III       2003

Louis P. Neeb ....................  63           1994           III       2003

Michael H. Magusiak ..............  46           1988             I       2004

Walter Tyree .....................  50           1997             I       2004


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NAMED NOMINEES.

          ADDITIONAL INFORMATION ABOUT THE EXECUTIVE OFFICERS, BOARD OF
               DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

                               EXECUTIVE OFFICERS

The following table sets forth the names and certain other information regarding the executive officers of the Company as of March 14, 2002.

                                                                                    Year First Elected
Name                                Age     Position                                as Executive Officer
----                                ---     --------                                --------------------
Richard M. Frank .................  54      Chairman of the Board                            1985
                                            and Chief Executive Officer

Michael H. Magusiak ..............  46      President                                        1988

J. Roger Cardinale ...............  42      Executive Vice President,                        1999
                                            Development and Purchasing

Rodney Carter ....................  44      Executive Vice President,                        2000
                                            Chief Financial Officer and Treasurer

Gene F. Cramm, Jr ................  44      Executive Vice President,                        1997
                                            Franchise, Games, Entertainment
                                            and Concept Evolution

Mark A. Flores ...................  44      Executive Vice President,                        1999
                                            Director of Operations

Richard T. Huston ................  56      Executive Vice President,                        1986
                                            Marketing

Thomas W. Oliver .................  62      Executive Vice President,                        2000
                                            General Counsel


              BUSINESS HISTORY OF EXECUTIVE OFFICERS AND DIRECTORS

A brief description of the business history of the directors and executive officers of the Company is provided below.

RICHARD M. FRANK has been Chairman of the Board and Chief Executive Officer of the Company since March 1986 and has been a Director of the Company since June 1985. He served as President and Chief Operating Officer from June 1985 until October 1988. He joined the Company in 1985.

MICHAEL H. MAGUSIAK was elected President of the Company in June 1994. He had previously served as Executive Vice President, Chief Financial Officer and Treasurer since June 1988. He has also served as a Director of the Company since 1988. He was Vice President of the Company from October 1987 to June 1988 and Controller of the Company from October 1987 to January 1989. He joined the Company in July 1987.

J. ROGER CARDINALE has served as Executive Vice President of the Company since December 1999. He assumed the duties of Director of Development in April 2000, Director of Real Estate in January 1999, and has served as Director of Purchasing since September 1990. Mr. Cardinale has held various positions with the Company since November 1986, including Staff Accountant and Cash Manager.

RODNEY CARTER has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since June 12, 2000. From 1998 to 2000 Mr. Carter was Chief Financial Officer of JCPenney Credit. From 1997 to 1998 Mr. Carter served as a Director, EVA Initiative, a project of J. C. Penney Company, Inc. From 1996 to 1997 Mr. Carter was a Senior Vice President, Chief Financial Officer and Treasurer of J. C. Penney Direct Marketing Services, Inc.

GENE F. CRAMM, JR. has served as Executive Vice President of the Company since September 1997. Prior to that time he had served as a Senior Vice President since September 1989. Mr. Cramm has held various positions with the Company since 1980, including Director of Franchise, Director of Construction, Director of Entertainment and Games, Senior Vice President, International Development and Special Projects, Senior Vice President, Operational Support, and Director of Purchasing.

MARK A. FLORES has served as Executive Vice President of the Company since May 1999. Prior to that he served as Senior Vice President of the Company since 1995 and Regional Manager of the Western Region since 1992. He joined the company in 1982.

RICHARD T. HUSTON has served as Executive Vice President of the Company since July 1986 and as Director of Marketing and Strategic Development since January 1993. He has also served as a Director of the Company since 1999. His responsibilities as an officer of the Company were expanded from June 1994 to March 1997 to include Entertainment as well as Marketing. He served as Director of Marketing and Development from October 1988 to January 1993. He served as Vice President from October 1985 to July 1986, and as Director of Marketing from October 1985 to October 1988. He joined the Company in 1985.

THOMAS W. OLIVER has served as Executive Vice President and General Counsel of the Company since March 2000. Prior to joining the Company, Mr. Oliver was a shareholder for 23 years in the Dallas office of the law firm of Winstead, Sechrest and Minick. He joined the Company in 2000.

TIM T. MORRIS was elected as a Director of the Company in June 1997. Mr. Morris is currently the President of River Associates, LLC, an investment firm; he has been a Partner in that firm since 1990. From 1981 through 1990 Mr. Morris was an Office Managing Partner of Deloitte & Touche, an accounting firm. From 1977 through 1981 Mr. Morris was a Partner of Rogers, Morris, Millsaps & Underwood, CPA's, an accounting firm. From 1968 through 1977 Mr. Morris was a Partner of Hazlett, Lewis & Bieter, CPA's, an accounting firm.

LOUIS P. NEEB was elected as a Director of the Company in August 1994. Mr. Neeb has served as Chairman of the Board and Chief Executive Officer of Mexican Restaurants, Inc. (f/k/a Casa Ole' Restaurants, Inc.) from October 1995 to the present. From August 1982 to present, Mr. Neeb has been President of Neeb Enterprises, Inc., a management consulting firm specializing in consulting to restaurant companies. From July 1991 through January 1994, Mr. Neeb was President and Chief Executive Officer of Spaghetti Warehouse, Inc. Mr. Neeb has also had other extensive experience in the restaurant industry including serving as Chairman of the Board of Burger King Corporation. Mr. Neeb has been a member of the Board of Directors of both the Franchise Finance Corporation of America, a publicly-traded real estate trust which provides real estate for restaurants, and Silver Diner, Inc., a publicly-traded restaurant company, from 1994 to the present.

CYNTHIA I. PHARR was elected as a Director of the Company in August 1994. She is currently President and owner of C. Pharr & Company, a communications management consulting firm. She has served in that position since March 1993. From May 1989 through February 1993, Ms. Pharr was President and Chief Executive Officer of Tracy - Locke/Pharr P R, a public relations firm. From August 1986 through April 1989, she was President and owner of C. Pharr & Company, Inc. a public relations agency. Ms. Pharr had served as a member of the Board of Directors of Spaghetti Warehouse, Inc. from August 1991 until January 1999, and as as Chairman of the Board of GuestCare, Inc., a privately held technology company, from February 1994 until June 1999.

WALTER TYREE was elected as a Director of the Company in June 1997. Mr. Tyree is currently Division President of Boston Chicken, Inc. Mr. Tyree has served in that position since October 1999. He previously held the position of Vice President of Operations for Boston Chicken from October 1998 until October 1999. Mr. Tyree had served as Chief Operating Officer of BCBM Southwest, Inc., a Boston Market franchisee, from January 1993 until October 1998. From 1980 to 1992, Mr. Tyree served in various positions with Steak and Ale, a restaurant company, most recently as a Regional Director.

RAYMOND E. WOOLDRIDGE was elected as a Director of the Company in June 1997. Mr. Wooldridge currently serves as a member of Westwood Holdings Group, a Director of D. A. Davidson & Co., a member of NASD and the Pacific Stock Exchange, Davidson Trust Company and Westwood Trust Company and Security Bank. Mr. Wooldridge also serves as Chairman of the Board of Trustees of the University of Dallas, as well as Chairman of the University's Capital Campaign steering committee. Mr. Wooldridge has previously served as a member of the National Adjudicatory Committee of the National Securities Dealers Association - Regulation. Mr. Wooldridge has also served as Vice Chairman and Chairman of the Executive Committee of Southwest Securities Group, Inc., a publicly owned holding firm, from 1996 to 1999, and as President and Chief Operating Officer and Chief Executive Officer thereof from 1986 until 1996. Prior thereto, from 1964 through 1986, Mr. Wooldridge served in various positions with Eppler, Guerin and Turner, Inc., a regional brokerage and investment banking firm, most recently as the firm's President and Chief Executive Officer.

Except as set forth above, none of the Directors of the Company hold directorships in any company with a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Four (4) regularly scheduled and no special meetings of the Board of Directors were held during 2001. Each of the directors attended at least 75% of the meetings held by the Board of Directors, and by each committee on which he or she served in 2001.

The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee, and a Stock Option Committee. The responsibilities and composition of each of these committees are described below.

The Executive Committee currently consists of four directors. The Executive Committee is responsible for assisting the Board of Directors in carrying out its duties and acts in the place of the Board of Directors when the Board of Directors is not in session and may exercise substantially all of the powers of the Board of Directors other than those powers specifically required by law or by the Company's Bylaws to be exercised by the full Board of Directors. The Executive Committee (comprised of Ms. Pharr and Messrs. Frank, Magusiak and Neeb in 2001) held a number of informal meetings in person and by telephone in 2001.

The Audit Committee currently consists of three directors. The Audit Committee is responsible for carrying out various responsibilities relating to accounting, reporting practices, and the quality and integrity of the financial reports of the Company, as more completely described in the Audit Committee Charter. The Audit Committee was comprised of Ms. Pharr and Messrs. Morris and Tyree until December 2, 2001. Effective December 3, 2001, the Audit Committee was comprised of Ms. Pharr and Messrs. Morris and Wooldridge. The Audit Committee held three
(3) meetings in 2001.

The Compensation Committee currently consists of two directors. The Compensation Committee is responsible for recommending the compensation, including performance bonuses, payable to the Company's executive officers, and recommending the performance bonuses for other employees of the Company. The Compensation Committee was comprised of Messrs. Neeb and Wooldridge until December 2, 2001. Effective December 3, 2001, the Compensation Committee was comprised of Messrs. Neeb and Tyree. The Compensation Committee held two (2) meetings in 2001.

The Nominating Committee currently consists of two directors. The Nominating Committee is responsible for recommending candidates for consideration by the full Board of Directors to fill any vacancies on the Board, which may occur from time to time. The Nominating Committee also considers sound and meritorious nomination suggestions for directors from stockholders. All letters of recommendation for nomination should be sent to the Corporate Secretary of the Company at its principal executive offices and should include, in addition to the nominee's name and address, a listing of the nominee's background and qualifications. A signed statement from the nominee should accompany the letter of recommendation indicating that he or she consents to being considered as a nominee and that, if nominated by the Board of Directors and elected by the stockholders, he or she will serve as a director. The Nominating Committee was comprised of Messrs. Morris and Tyree until December 2, 2001. Effective December 3, 2001, the Nominating Committee was comprised of Messrs. Morris, Tyree and Wooldridge. The Nominating Committee held no meetings in 2001.

The Stock Option Committee currently consists of two directors who are responsible for administering the 1997 Non-Statutory Stock Option Plan. The Stock Option Committee was comprised of Messrs. Neeb and Wooldridge until December 2, 2001. Effective December 3, 2001, the Stock Option Committee was comprised of Messrs. Neeb and Tyree. The Stock Option Committee held five (5) informal meetings in 2001.

                           SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid to the Chief Executive Officer and to each of the other most highly paid executive officers of the Company (the "Named Executive Officers") for the for the fiscal years ended January 2, 2000, December 31, 2000, and December 30, 2001 (designated herein as fiscal years 1999, 2000, and 2001 respectively.)

                                                                                              Long Term
                                             Annual Compensation                         Compensation Awards
                                             -------------------                         -------------------
                                                                                        Restricted    Securities
                                                                        Other Annual      Stock       Underlying
       Name (and                Fiscal                                  Compensation      Awards       Options
  Principal Position)            Year      Salary ($)    Bonus ($)        ($)(A)           ($)         (#)(B)
  -------------------           ------     ----------    ---------      ------------    ----------    ----------

Richard M. Frank                 2001      1,000,000           0 (C)      39,127            --          150,000
(Chief Executive Officer)        2000      1,000,000     297,600 (D)      34,230            --          250,000
                                 1999      1,000,000     380,800 (E)      41,681            --           97,500

Michael H. Magusiak              2001        400,000           0 (C)      29,364            --          150,000
(President)                      2000        400,000     103,659 (D)      23,491            --           50,000
                                 1999        300,000      99,960 (E)      22,426            --          150,000

Mark A. Flores                   2001        150,000      76,313 (F)      19,905            --           37,800
(Executive Vice President)       2000        150,000      70,039 (G)      14,943            --           18,900
                                 1999        143,350      82,677 (H)      13,090            --           21,694

Richard T. Huston                2001        182,000           0 (C)      27,315            --           50,000
(Executive Vice President)       2000        182,000      40,622 (D)      19,829            --           22,932
                                 1999        175,000      49,949 (E)      17,866            --           45,000

Thomas W. Oliver (I)             2001        180,000       8,308 (C)      19,242            --           50,000
(Executive Vice President)       2000        147,462      95,692 (J)      17,281            --           64,191
__________________________       1999             --          -- (E)          --            --               --

(A) Includes annual car allowances for: (i) Mr. Frank of $15,600 (in 1999, 2000 and 2001); (ii) Mr. Magusiak of $12,000 (in 1999, 2000 and 2001);
      (iii) Mr. Flores of $9,200 (in 1999) and $10,200 (in 2000 and 2001); (iv)
      Mr. Huston of $10,200 (in 1999, 2000 and 2001); and (v) Mr. Oliver of $8,500 (in 2000) and $10,200 (in 2001).

(B) On July 23, 1999, the Common Stock of the Company split 3-for-2, resulting in an additional amount of shares of Common Stock underlying options for the Named Executive Officers for fiscal year 1999. The amounts listed above have been adjusted to reflect the stock split.

(C)   Includes a bonus earned in 2001 and paid in 2002.

(D)   Includes a bonus earned in 2000 and paid in 2001.

(E)   Includes a bonus earned in 1999 and paid in 2000.

(F) Includes bonuses of $66,844 earned and paid in 2001, and $9,469 earned in 2001 and paid in 2002.

(G) Includes bonuses of $33,926 earned and paid in 2000, and $36,113 earned in 2000 and paid in 2001.

(H) Includes bonuses of $36,786 earned and paid in 1999, and $45,891 earned in 1999 and paid in 2000.

(I) The amounts identified as part of Mr. Oliver's Annual Compensation are actual amounts received in fiscal year 2000. These amounts are less than his annualized compensation because his employment with the Company did not commence until March 2000.

(J) Includes bonuses of $50,000 earned and paid in 2000, and $45,692 earned in 2000 and paid in 2001.

                              EMPLOYMENT AGREEMENTS

On November 13, 2000, Richard M. Frank entered an employment agreement with the Company providing for a 5-year term commencing on January 1, 2001. Pursuant to the terms of the employment agreement, Mr. Frank receives an annual base salary of $1,000,000, 250,000 shares of the Company's Common Stock issued under the Company's 1997 Non-Statutory Stock Option Plan in the year 2000, a cash bonus, payable annually, if earned, based upon the achievement of corporate objectives pursuant to the Company's Incentive Bonus Plan, and such additional benefits and/or compensation as may be determined by the Compensation Committee or the Board of Directors. Effective January 1, 2002, the Compensation Committee of the Board of Directors increased Mr. Frank's base salary to $1,100,000. Mr. Frank may also receive additional shares of the Company's Common Stock issued under the Company's 1997 Non-Statutory Stock Option Plan after the year 2000 in such amounts as determined by the Stock Option Committee.

On May 8, 2001, Michael H. Magusiak entered into an employment agreement with the Company providing for a five-year term commencing on January 1, 2001. Pursuant to the terms of the employment agreement, Mr. Magusiak receives an annual base salary of $400,000, 150,000 shares of the Company's Common Stock issued under the Company's 1997 Non-Statutory Stock Option Plan in the year 2001, a cash bonus, payable annually, if earned, based upon the achievement of corporate objectives pursuant to the Company's Incentive Bonus Plan, and such additional benefits and/or compensation as may be determined by the Compensation Committee or the Board of Directors. Effective January 1, 2002, the Compensation Committee of the Board of Directors increased Mr. Magusiak's base salary to $450,000. Mr. Magusiak may also receive additional shares of the Company's Common Stock issued under the Company's 1997 Non-Statutory Stock Option Plan after the year 2001 in such amounts as determined by the Stock Option Committee.

Under the terms of the respective employment agreements (the "Employment Agreements"), if Mr. Frank's or Mr. Magusiak's (the "Covered Executive(s)") employment with the Company is terminated by the Company (other than as a result of death or "permanent disability" (as defined in the Employment Agreements)), then Mr. Frank will be entitled to receive a severance amount equal to $3,000,000, and Mr. Magusiak will be entitled to receive a severance amount equal to two times his then current base salary (together, the "Severance Amounts"). In the event of the Covered Executive's death, his estate is entitled to receive his base salary through the date of his death.

The Employment Agreements also provide that each of Messrs. Frank and Magusiak will receive his respective Severance Amount in the event there is a Change of Control (as defined below) of the Company and the Covered Executive voluntarily terminates his employment within one year after such a Change of Control. A "Change of Control" is deemed to have occurred with respect to the Company if
(i) any person or group of persons acting in concert in which the Covered Executive is not an investor, partner, officer, director or member, shall acquire, directly or indirectly, the power to vote, or direct the voting of, more than 33% of the then outstanding voting securities of the Company or (ii) during any consecutive 18 month period a majority of the Board of Directors is elected or appointed and consists of persons who were not directors of the Company as of the date of the respective Employment Agreement and whose election or appointment as directors of the Company is actively opposed by the Covered Executive. In the event Messrs. Frank or Magusiak are subject to an excise tax on their respective Severance Amounts, according to Sections 280 G and 4999 of the Internal Revenue Code of 1986, as amended, the Company will gross-up their respective Severance Amounts to satisfy the excise taxes.

                              INCENTIVE BONUS PLAN

The Company's Incentive Bonus Plan ("Bonus Plan") was approved by its stockholders in June 2001. Since that date, the Bonus Plan has been modified from one which is based upon cash on cash return to one based upon increases in comparable store sales and net income for the fiscal year. The purpose of the Bonus Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in performance based awards by certain of its employees. All employees (excluding field operators) are eligible for bonuses under the Bonus Plan. New hires of the Company who are below management level must be full-time and employed by April the 1st of a particular year to be eligible for a bonus for such year. New hires who are management level and above will have their bonus prorated based on their hire date. If an individual is promoted during the year, his or her bonus will be prorated based upon the time and salary at each level. The bonuses will be an amount equal to a specified percentage of the eligible employee's gross base salary. For the Chief Executive Officer and the four highest compensated officers other than the Chief Executive Officer, the term "gross base salary" shall mean the gross base salary in effect on the first day of the fiscal year. The term "four highest compensated officers other than the Chief Executive Officer" shall mean any employee for whom total compensation is required to be reported to stockholders under the Securities and Exchange Act of 1934 by reason of such employee being among the four highest compensated officers for the fiscal year. Under the Bonus Plan, the Compensation Committee (which administers the Bonus Plan) will establish a Bonus Potential for each eligible employee no later than March 15 of the fiscal year for which the Bonus Potential is determined. For 2002 and thereafter, the Bonus Potential may range from a high of 200% of gross base salary to a low of 2% of gross base salary.

Employees will receive a Bonus Payout if the Company's actual increases in comparable store sales and net income reach certain target increases established by the Compensation Committee. The Compensation Committee will determine the target increases for the fiscal year not later than March 15. The comparable store sales growth target will be based upon the number of Company operated stores that were open at least 18 months at the beginning of the fiscal year. The net income target will be based upon the after tax earnings of the Company adjusted to exclude the after-tax expense of any interest expense incurred due to the purchase of Company's shares during the fiscal year. The employee's Bonus Payout will be equal to their gross base salary, times their Bonus Potential, times a Sales Multiplier, times a Profit Multiplier. The Sales Multiplier will be the number one if the target increase in comparable stores sales is attained. Likewise, the Profit Multiplier will be the number one if the target increase in net income is attained. The Sales Multiplier and Profit Multiplier will be lower or higher than the number one if the increase in comparable store sales and net income is lower or higher, respectively, than the targeted increase. In no event will a bonus be paid unless certain minimum increases in comparable store sales and net income established by the Compensation Committee are attained. The Compensation Committee may adjust the bonus calculation for any material unusual transactions that occur outside of the normal, regular course of business.

The Bonus Plan was submitted to and approved by the stockholders in June 2001. Because of the modifications described above, it is being resubmitted to stockholders for approval.

                        New Incentive Bonus Plan Benefits

The following table sets forth the benefits or amounts that will be received by or allocated to each of the following under the Incentive Bonus Plan being submitted for approval to the stockholders.

                                                                                               Dollar Value
               Name                                     Position                                  ($) (A)
               ----                                     --------                                  -------
Richard M. Frank                     Chairman of the Board and Chief Executive Officer             911,790

Michael H. Magusiak                  President                                                     279,754

Mark A. Flores (B)                   Executive Vice President-Director of Operations                     0

Richard T. Huston                    Executive Vice President-Marketing                             52,801

Thomas W. Oliver                     Executive Vice President and General Counsel                   52,221

Named Executive Officers as a Group                                                              1,296,566

Non-Executive Directors as a Group                                                                       0

All Other Employees as a Group (C)                                                                 755,059

_________________________

(A) The dollar value which may be received by each person under the new Incentive Bonus Plan is not determinable. The dollar value that is reflected in this table represents an amount which would have been received by each person for the last completed fiscal year if the new Incentive Bonus Plan had been in effect.

(B) Mr. Flores is not eligible to receive any bonus under the Incentive Bonus Plan. Instead, Mr. Flores is eligible to receive a bonus under a plan applicable to field operators.

(C) This total includes all other Executive Officers (Rodney Carter, J. Roger Cardinale and Gene F. Cramm, Jr.) and Non-Executive Officers, but does not include field operators. The Company's field operators are eligible to receive a bonus under a separate plan designed for them, but are not eligible to receive any bonus under the Incentive Bonus Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding stock options granted to each of the Named Executive Officers in the fiscal year ended December 30, 2001.

                                                                                                  Potential Realizable
                                                                                                    Value at Assumed
                                Number of         % of Total                                         Annual Rates of
                                Securities          Options                                            Stock Price
                                Underlying        Granted to      Exercise                             Appreciation
                             Options Granted     Employees in       Price        Expiration        for Option Term ($)
                                   (#)            Fiscal Year     ($/Share)         Date             5%           10%
                            -----------------   --------------   -----------    ------------    -----------   -----------
Richard M. Frank (A)             150,000            16.05%         34.0000        01/05/08       2,076,210     4,838,370

Michael H. Magusiak (B)          150,000            16.05%         34.0000        01/05/08       2,076,210     4,838,370

Mark A. Flores (C)                37,800             4.05%         34.0000        01/05/08        523,205      1,219,269

Richard T. Huston (C)             50,000             5.35%         34.0000        01/05/08        692,070      1,612,790

Thomas W. Oliver (C)              50,000             5.35%         34.0000        01/05/08        692,070      1,612,790

_________________________

(A) Options are exercisable as follows: 33% after 01/05/02; 66% after 01/05/03; and 100% after 01/05/04.

(B) Options are exercisable as follows: 33% after 01/05/03; 66% after 01/05/04; and 100% after 01/05/05.

(C) Options are exercisable as follows: 50% after 01/05/03; 75% after 01/05/04; and 100% after 01/05/05.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

The following table sets forth, for each of the Named Executive Officers, information regarding his exercise of stock options during the fiscal year ended December 30, 2001 and the value of his unexercised stock options as of December 30, 2001. The closing price for the Company's Common Stock, as reported by the New York Stock Exchange, on December 28, 2001 (the last trading day of the fiscal year) was $44.52.

                               Shares                             Number of Unexercised          Value of Unexercised In-
                              Acquired                                  Options at                  the-Money Options at
                                 on                                 December 30, 2001                 December 30, 2001
                              Exercise      Value Realized     (exercisable/unexercisable)      (exercisable/unexercisable)
                                (#)             ($) (A)                    (#)                             ($) (B)
                             ----------    ----------------   -----------------------------    -----------------------------
Richard M. Frank              222,500          8,668,282               232,175 (E)                      6,560,745 (E)
                                                                       415,325 (U)                      7,597,023 (U)

Michael H. Magusiak           150,000          4,700,098                82,500 (E)                      2,372,836 (E)
                                                                       305,000 (U)                      5,478,506 (U)

Mark A. Flores                 12,199           359,414                 10,903 (E)                        279,041 (E)
                                                                        71,822 (U)                      1,161,459 (U)

Richard T. Huston              25,200           974,238                 48,960 (E)                      1,401,129 (E)
                                                                        95,432 (U)                      1,568,652 (U)

 Thomas W. Oliver              10,000           277,500                 12,500 (E)                        265,875 (E)
                                                                        91,691 (U)                      1,412,768 (U)

_________________________

(A) Calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at the time of exercise.

(B) Calculated by determining the difference between the exercise price of the options and the fair market value of the securities underlying the options at fiscal year-end.

(E)  Options which are exercisable at December 30, 2001.

(U)  Options which are not exercisable at December 30, 2001.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

The executive compensation program of the Company is designed as a tool to reinforce the Company's strategic principles -- to be a premier and progressive growth company, with an objective of enhancing long term stockholder value. To this end, the following principles have guided the development of the executive compensation program:

     . Provide competitive levels of compensation to attract and retain the best qualified executive talent. The Compensation Committee strongly believes that the caliber of the Company's management group makes a significant difference in the Company's success over the long term.

     . Embrace a "pay-for-performance" philosophy by placing significant amounts of compensation "at risk"--that is, a significant component of the compensation payouts to executives must vary according to the overall performance of the Company.

     . Directly link executives' interests with those of stockholders by providing opportunities for long term incentive compensation based on changes in stockholder value.

The executive compensation program is intended to appropriately balance the Company's short term operating goals with its long term strategy through a careful mix of base salary, annual bonuses (payable upon the achievement of corporate objectives pursuant to the Company's Incentive Bonus Plan) and long term performance compensation through the issuance of stock options under the 1997 Non-Statutory Stock Option Plan.

The compensation of the executive officers of the Company (including Messrs. Frank and Magusiak, except for those items that are fixed per their respective employment agreements) is reviewed and determined annually by the Compensation Committee. The compensation of such executive officers in 2001 was based on individual and corporate performances as well as assigned responsibilities. In establishing and reviewing executive compensation, consideration is also given to executive salary ranges of comparable companies. Individual performance is reflected in the executive officer's salary. Corporate performance is reflected in a bonus, payable annually, if earned, to each executive officer, based on the achievement of corporate objectives pursuant to the Company's Incentive Bonus Plan. Messrs. Frank, Magusiak, Huston and Oliver received no bonus compensation in 2001 based upon performances in 2001, but did receive bonus compensation in 2001 for services rendered in 2000. Mr. Flores received $66,844 in bonus compensation in 2001 based upon performance in 2001, and $36,113 in bonus compensation in 2001 for services rendered in 2000. Messrs. Frank and the four most highly compensated executive officers (Magusiak, Flores, Huston and Oliver) received $297,600, $103,659, $102,957, $40,622, and $45,692, respectively, and
$590,530 (collectively), of bonus compensation in 2001.

The Stock Option Committee is made up of the members of the Compensation Committee, all of whom are non-employee directors. The Stock Option Committee considers recommendations made by the Chief Executive Officer for option grants, however, the Stock Option Committee makes the final decision in all such matters. In 2001, the Stock Option Committee determined the number of options to issue in accordance with the 1997 Non-Statutory Stock Option Plan based upon base salaries and levels of responsibility.

CEO Performance Evaluation

Although Mr. Frank's salary is established by the terms of his Employment Agreement (see "Employment Agreements"), the Compensation Committee nevertheless annually evaluates his performance based on the same criteria as is applied to the other executive officers of the Company. Stock option issuances to Mr. Frank, and any increase in his annual base salary or the granting of a bonus, are based on individual and corporate performance, applying the same factors for him as described above for the Company's other executives.

The Compensation Committee has also considered the potential impact of Section 162(m) of the Code, adopted under the Omnibus Budget Reconciliation Act of 1993. This section disallows a tax deduction for any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless compensation is performance-based. Mr. Frank's annual base salary had been $1,000,000 since 1994. Effective January 1, 2002, the Compensation Committee of the Board of Directors increased Mr. Frank's base salary to $1,100,000. It is the intent of the Company and the Compensation Committee to qualify to the maximum extent possible its executives' compensation for deductibility under applicable tax laws. The Compensation Committee will continue to monitor the impact of such limitations on tax deductions and will take other appropriate actions if warranted in the future.

The Compensation Committee was comprised of Messrs. Neeb and Wooldridge until December 2, 2001. Thereafter, the Compensation Committee was comprised of Messrs. Neeb and Tyree for the remainder of 2001. The Stock Option Committee was comprised of Messrs. Neeb and Wooldridge until December 2, 2001. Thereafter, the Stock Option Committee was comprised of Messrs. Neeb and Tyree for the remainder of 2001.

                                           Louis P. Neeb
                                           Walter Tyree


                             AUDIT COMMITTEE REPORT

The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company's Code of Conduct. The Company's management has primary responsibility for preparing the Company's financial statements and the Company's financial reporting process. The Company's independent public accountants, Deloitte & Touche LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

     1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

     2. The Audit Committee has discussed with the independent public accountants the matters required to be discussed by Statement of Auditing Standards 61 (Codification of Statements on Auditing Standard, AU 380).

     3. The Audit Committee has received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent public accountants the independent public accountants' independence.

     4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2001, for filing with the Securities and Exchange Commission.

Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

                                           Tim T. Morris
                                           Cynthia I. Pharr
                                           Raymond E. Wooldridge


                            COMPENSATION OF DIRECTORS

Non-employee directors of the Company or its affiliates, receive a retainer from the Company at the rate of $15,000 per year, plus $1,250 for each regular meeting of the Board of Directors attended. In addition thereto, on the day a non-employee Director is first elected or appointed to the Board, such non-employee Director shall be granted an option to purchase 7,500 shares of the Common Stock of the Company. Each January thereafter, a non-employee Director who was previously elected to the Board and who continues to serve in such capacity shall be granted an option to purchase 4,000 shares of the Common Stock of the Company. Other directors, who are either officers or employees of the Company or its affiliates, do not receive separate compensation for their services as directors of the Company.

                                   PROPOSAL 2:
                 AMENDMENT OF THE COMPANY'S INCENTIVE BONUS PLAN

The Company's Incentive Bonus Plan ("Bonus Plan") was approved by its stockholders in June 2001. Since that date, the Bonus Plan has been modified from one which is based upon cash on cash return to one based upon increases in comparable store sales and net income for the fiscal year. The purpose of the Bonus Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in performance based awards by certain of its employees. All employees (excluding field operators) are eligible for bonuses under the Bonus Plan. New hires of the Company who are below management level must be full-time and employed by April the 1st of a particular year to be eligible for a bonus for such year. New hires who are management level and above will have their bonus prorated based on their hire date. If an individual is promoted during the year, his or her bonus will be prorated based upon the time and salary at each level. The bonuses will be an amount equal to a specified percentage of the eligible employee's gross base salary. For the Chief Executive Officer and the four highest compensated officers other than the Chief Executive Officer, the term "gross base salary" shall mean the gross base salary in effect on the first day of the fiscal year. The term "four highest compensated officers other than the Chief Executive Officer" shall mean any employee for whom total compensation is required to be reported to stockholders under the Securities and Exchange Act of 1934 by reason of such employee being among the four highest compensated officers for the fiscal year. Under the Bonus Plan, the Compensation Committee (which administers the Bonus Plan) will establish a Bonus Potential for each eligible employee no later than March 15 of the fiscal year for which the Bonus Potential is determined. For 2002 and thereafter, the Bonus Potential may range from a high of 200% of gross base salary to a low of 2% of gross base salary.

Employees will receive a Bonus Payout if the Company's actual increases in comparable store sales and net income reach certain target increases established by the Compensation Committee. The Compensation Committee will determine the target increases for the fiscal year not later than March 15. The comparable store sales growth target will be based upon the number of Company operated stores that were open at least 18 months at the beginning of the fiscal year. The net income target will be based upon the after tax earnings of the Company adjusted to exclude the after-tax expense of any interest expense incurred due to the purchase of Company's shares during the fiscal year. The employee's Bonus Payout will be equal to their gross base salary, times their Bonus Potential, times a Sales Multiplier, times a Profit Multiplier. The Sales Multiplier will be the number one if the target increase in comparable stores sales is attained. Likewise, the Profit Multiplier will be the number one if the target increase in net income is attained. The Sales Multiplier and Profit Multiplier will be lower or higher than the number one if the increase in comparable store sales and net income is lower or higher, respectively, than the targeted increase. In no event will a bonus be paid unless certain minimum increases in comparable store sales and net income established by the Compensation Committee are attained. The Compensation Committee may adjust the bonus calculation for any material unusual transactions that occur outside of the normal, regular course of business.

The Board of Directors believes that the proposed amendment of the Bonus Plan will enable the Company and its stockholders, through future awards, to continue to secure the benefits of the incentive inherent in performance based awards by certain of its employees. Although already established by the Compensation Committee, the amendment to the Bonus Plan is being submitted to the stockholders because of the modifications described above.

THE BOARD OF DIRECTORS HAS APPROVED THE ABOVE DESCRIBED AMENDMENT AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO COMPANY'S INCENTIVE BONUS PLAN.

                                   PROPOSAL 3:
         AMENDMENT OF THE COMPANY'S 1997 NON-STATUTORY STOCK OPTION PLAN

The 1997 Non-Statutory Stock Option Plan ("Employee Plan") became effective in September, 1997. The purpose of the Employee Plan is to secure for the Company and its stockholders the benefits of the incentives inherent in stock ownership by key employees of the Company and its subsidiaries. The Employee Plan terminates on July 31, 2007, and no option may be granted after such date pursuant to the Employee Plan. The Employee Plan is currently administered by the Stock Option Committee. The Stock Option Committee determines, in its discretion but subject to the limitations set forth in the Employee Plan, the persons to whom options are granted, the number of shares covered by options and the exercise price of options. The Stock Option Committee also determines the conditions, if any, imposed upon the granting of options under the Employee Plan. To date, the Stock Option Committee has issued options under the Employee Plan to eligible employees in proportion to their respective responsibilities to the Company. The Stock Option Committee provides for various periods of time to pass before options become exercisable according to the Company's long term strategic plans. In March, 2002, the Board of Directors adopted, subject to the approval of the Company's stockholders, an amendment to the Employee Plan providing that the number of shares of Common Stock which may be issued under the Employee Plan would be increased from 4,387,500 to 5,787,500. The description of the Employee Plan contained herein is not intended to be complete and is qualified in its entirety by reference to Exhibit "A" attached hereto, which contains the complete text of the Employee Plan, as amended.

The Board of Directors believes that the proposed amendment to the Employee Plan will enable the Company and its stockholders, through future stock options, to continue to secure the benefits of the incentive inherent in stock ownership by certain of its employees.

THE BOARD OF DIRECTORS HAS APPROVED THE ABOVE DESCRIBED AMENDMENT AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO COMPANY'S 1997 NON-STATUTORY STOCK OPTION PLAN.

                                 INDEMNIFICATION

The Bylaws of the Company provide for each director and officer of the Company to be indemnified by the Company, as a right, to the full extent permitted or authorized by the laws of the State of Kansas against any liability, judgment, fine, amount paid in settlement, cost and expense asserted or threatened against or incurred by such person in his capacity, or arising out of his status, as a director or officer. The Company's Restated Articles of Incorporation include a provision which eliminates director liability for monetary damages for breach of the director's duty of due care, as permitted under Kansas law.

    ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS
              AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

The Compensation Committee was comprised of Messrs. Neeb and Wooldridge until December 2, 2001. Effective December 3, 2001, the Compensation Committee was comprised of Messrs. Neeb and Tyree. None of these Committee members have ever been officers or employees of the Company, nor have they had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K. There have been no relationships during the last fiscal year requiring disclosure by the Company under any paragraph of Item 402 of Regulation S-K. The Board of Directors intends that transactions with officers, directors and affiliates will be entered into on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by at least a simple majority of the uninterested directors of the Company.

                            STOCK PERFORMANCE GRAPHS

The following graphs compare the cumulative yearly total stockholder return (change in share price plus reinvestment of any dividends) on the Company's Common Stock since December 27, 1996 (the "Five-Year Cumulative Total Returns") and January 3, 1989, the date the Company's Common Stock first traded on the NASDAQ system (the "Thirteen-Year Cumulative Total Returns"), each versus two indexes. The graphs assume $100 was invested on December 27, 1996 for the Five-Year Cumulative Total Returns, and January 3, 1989 for the Thirteen-Year Cumulative Total Returns. The Company has not paid any cash dividends on its Common Stock during the applicable periods. The share price of the Company's Common Stock has been adjusted for three-for-two stock splits in the form of stock dividends distributed on March 26, 1991, March 20, 1992, May 22, 1996, and July 23, 1999.

The Company's Common Stock is labeled on the graphs as "CEC Entertainment, Inc." The index labeled "NYSE Stocks," which was prepared by Media General Financial Services ("MGFS"), P.O. Box 85333, Richmond, VA 23293 (telephone 800-775-8118 or 804-775-8000) measures the total return (weighted for the market capitalization of the component companies) on the approximately 38 domestic and foreign companies which operate restaurants or other eating and drinking places (SIC Code 58) and whose equity securities are traded on the New York Stock Exchange. The identities of the companies included in the "NYSE Stocks" index will be made available in a prompt manner to any stockholder upon written request addressed to Investor Relations at the Company's Irving address. The index labeled "NYSE Stock Market," also prepared by MGFS, measures the total return on the approximately 3,100 United States companies whose common stock is traded on the New York Stock Exchange.

Five-Year Cumulative Total Returns

                                    [GRAPH]

-----------------------------------------------------------------------------------------------------------------------
                                          Legend
Symbol       CSRP Total Returns Index For:      12/31/1996   01/02/1998  12/31/1998  01/03/2000  12/27/2000  12/31/2001
------       -----------------------------      ----------   ----------  ----------  ----------  ----------  ----------
______       CEE Entertainment, Inc.               100         126.03      152.05      215.64      284.45      356.45
------       SIC Codes 5800-5899 (US Cos)          100         108.19      165.66      160.98      148.24      146.74
- - -        NYSE Market Index (US Cos)            100         128.07      153.41      182.31      173.19      155.30
-----------------------------------------------------------------------------------------------------------------------

Thirteen-Year Cumulative Total Returns

                                    [GRAPH]

-----------------------------------------------------------------------------------------------------------------------------------
                                            Legend
Symbol       CSRP Total Returns Index For:      01/03/1988   12/31/1989  12/31/1990  12/27/1991  12/31/1992  12/31/1993  12/30/1994
------       -----------------------------      ----------   ----------  ----------  ----------  ----------  ----------  ----------
______       CEE Entertainment, Inc.               100         300.00      459.09     1009.09     1370.45      542.05      311.93
------       SIC Codes 5800-5899 (US Cos)          100         135.80       98.01      135.82      167.98      206.97      197.34
- - -        NYSE Market Index (US Cos)            100         130.75      124.88      164.00      178.37      197.03      196.99

                                                12/29/1995   12/27/1996  01/02/1998  12/31/1998  01/03/2000  12/27/2000  12/31/2001
                                                ----------   ----------  ----------  ----------  ----------  ----------  ----------
                                                   496.02     1112.22     1411.36     1702.84     2600.28     3141.05     3936.11
                                                   275.59      281.61      316.17      460.37      447.90      419.68      376.33
                                                   266.97      323.58      430.14      516.11      564.95      588.49      582.53
-----------------------------------------------------------------------------------------------------------------------------------

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and the persons who own more than ten percent of the Company's Common Stock to file initial reports of ownership of Common Stock and reports of changes of ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. and to furnish the Company with copies of such reports. Based on review of such copies and other records of the Company, the Company has no reason to believe that any reports were untimely filed or that any Form 5 filings were made by any executive officers, directors or persons owning more than ten percent of the Company's Common Stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Deloitte & Touche LLP served as the Company's independent public accountants for the fiscal year ending December 30, 2001. A representative of Deloitte & Touche LLP is expected to be present and available at the Annual Meeting of stockholders to respond to appropriate questions and will be given an opportunity to make a statement, if desired.

Audit Fees. The aggregate fees billed for professional services rendered by Deloitte & Touche for the audit of the Company's annual financial statements for the 2001 fiscal year and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year was approximately $217,400.

Financial Information Systems Design and Implementation Fees. The aggregate fees billed for professional services rendered by Deloitte & Touche for financial information systems design and implementation for the 2001 fiscal year was $0.

All Other Fees. The aggregate fees billed for professional services rendered by Deloitte & Touche for services other than those described above for the 2001 fiscal year was approximately $16,431. These fees can be sub-categorized as follows:

         Attestation Fees. The aggregate fees billed for professional services rendered by Deloitte & Touche for attestation services rendered by Deloitte & Touche for matters such as comfort letters and consents related to SEC and other registration statements, audits of employee benefit plans, agreed-upon procedures, due diligence pertaining to acquisitions and consultation on accounting standards or transactions for the 2001 fiscal year was approximately $12,400.

          Other Fees. The aggregate fees billed for professional services rendered by Deloitte & Touche for all other services, such as consultation related to tax planning and compliance, improving business and operational processes and regulatory matters for the 2001 fiscal year was $4,031.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder who wishes to present a proposal for action at the 2003 annual meeting of stockholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by the Company, must deliver such proposal to the Company at its principal executive offices, not less than 60 days nor more than 90 days prior to the date of the applicable annual meeting of stockholders; provided, however, that in the event that less
                                --------  -------
than 70 days' notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the applicable annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs. For purposes of this section, the date of a public disclosure shall include, but not be limited to, the date on which such disclosure is made in a press release reported by the Dow Jones News Services, the Associated Press or any comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) (or the rules and regulations thereunder) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

To be in proper written form, a stockholder's notice to the Secretary of the Company must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholders, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

                            EXPENSES OF SOLICITATION

The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors and officers and employees of the Company by means of personal interview, telephone or telegram. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses of such solicitation.

                        ADDITIONAL INFORMATION AVAILABLE

The Company will furnish a copy of its Annual Report on Form 10-K for the fiscal year ended December 30, 2001, filed with the Securities and Exchange Commission, upon the written request of any stockholder of record at the close of business on March 14, 2002. The written request should be sent to the Secretary of the Company, Marshall R. Fisco, Jr., CEC Entertainment, Inc., 4441 West Airport Freeway, Irving, Texas 75062. The written request must state that as of March 14, 2002, the person making the request was a beneficial owner of the capital stock of the Company.

                                  OTHER MATTERS

The Board of Directors is not presently aware of any other matters or business other than that which is described above to be presented to the stockholders for action at the Annual Meeting. In the event that other business comes before the Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies.

Stockholders who do not expect to attend the meeting are urged to vote by internet, telephone, or by mail. The instructions included with the proxy card describe how to vote by internet or telephone. Of course, if you prefer, you can vote through the mail service by completing the proxy card and returning it in the enclosed postage-paid envelope.

                                          By Order of the Board of Directors,


                                          MARSHALL R. FISCO, JR.
                                          Corporate Secretary

Irving, Texas
March 28, 2002

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

The Company has adopted an Audit Committee Charter which is designed to assist the Audit Committee in carrying out its responsibilities relating to accounting, reporting practices, and the quality and integrity of the financial reports of the Company. The Audit Committee Charter provides as follows:

Organization

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of Directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company.

Composition

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

Meetings

The Audit Committee shall meet at least twice annually, or more frequently as circumstances dictate. As part of its job to foster open communications, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

Responsibilities

In carrying out its responsibilities the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. In carrying out these responsibilities, the Audit Committee will:

         . Recommend to the Board of Directors the selection of the independent auditors, considering the independence and effectiveness and approve the fees and other compensation to be paid to the independent auditors. On an annual basis, the Audit Committee should review and discuss with the auditors all significant relationships the auditors have with the Company to determine the auditors' independence. Also, the Audit Committee should obtain formal written affirmation of independence from the independent auditors.

                                   APPENDIX-A

         . Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

         . Review with the independent auditors, the company's internal auditors, and financial and accounting personnel, the quality of accounting principles as well as the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such accounting principles, internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

         . Review and update this Charter periodically, at least annually, as conditions dictate.

         . Review the company's annual audited financial statements and recommend that such statements be filed in Form 10K with the SEC and New York Stock Exchange.

         . Review with financial management the quarterly 10Q prior to its filing and review earnings releases to the public prior to their release. The chairman of the Audit Committee may represent the entire Audit Committee for purposes of these reviews. In instances when the Chairman of the Audit Committee is not available then another independent member of the Board of Directors, as designated by the Chairman of the Audit Committee, may conduct the reviews.

         . Review the regular internal reports to management prepared by the internal auditing department.

         . Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board of Directors.

         . Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                                   APPENDIX-A

                                                                       Exhibit A

                             CEC ENTERTAINMENT, INC.
                      1997 NON-STATUTORY STOCK OPTION PLAN

         CEC ENTERTAINMENT, INC., a corporation organized and existing under the laws of the state of Kansas (the "Company"), hereby formulates and adopts, with respect to the shares of common stock of the Company ("Common Stock"), a non-statutory stock option plan for certain individuals who are key employees of the Company or its subsidiaries, as follows:

         1. Purpose of Plan. The purpose of this 1997 Non-Statutory Option Plan
            ---------------
(the "Plan") is to encourage certain individuals who are key employees to participate in the ownership of the Company, and to provide additional incentive for such individuals to promote the success of its business through sharing in the future growth of such business.

         2. Effective Date of the Plan.  The provisions of this Plan became
            --------------------------
effective on August 1, 1997.

         3. Administration. This Plan shall be administered by the Stock Option
            --------------
Committee of the Board of Directors of the Company (the "Committee"), which shall be comprised of two (2) or more directors, each of whom shall be "Non-Employee Directors," as defined in Rule 16b-3(c), promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who are also "Outside Directors," as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and any Treasury Regulations that may be promulgated thereunder. The Committee shall have full power and authority to construe, interpret and administer this Plan, and may from time to time adopt such rules and regulations for carrying out this Plan as it may deem proper and in the best interests of the Company. Subject to the terms, provisions and conditions of this Plan, the Committee shall have the authority to select the individuals to whom options shall be granted, to determine the number of shares subject to each option, to determine the time or times when options will be granted, to determine the option price of the shares subject to each option, to determine the time when each option may be exercised, to fix such other provisions of each option agreement as the Committee may deem necessary or desirable, consistent with the terms of this Plan, and to determine all other questions relating to the administration of this Plan. The interpretation and construction of this Plan by the Committee shall be final, conclusive and binding upon all persons.

         4. Eligibility. Options to purchase shares of Common Stock shall be
            -----------
granted under this Plan only to those individuals selected by the Committee from time to time who, in the sole discretion of the Committee, are key employees of the Company or its subsidiaries at the time of the grant and who have made material contributions in the past, or who are expected to make material contributions in the future, to the successful performance of the Company or its subsidiaries.

         5. Shares Subject to the Plan. Options granted under this Plan shall be
            --------------------------
granted solely with respect to shares of Common Stock. Subject to any adjustments made pursuant to the provisions of Section 12, the aggregate number of shares of Common Stock which may be issued upon exercise of all the options which may be granted under this Plan shall not exceed 5,787,500. If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such options shall be added to the number of shares otherwise available for options which may be granted in accordance with the terms of this Plan. The shares to be delivered upon exercise of the options granted under this Plan shall be made available, at the discretion of the Committee, from either the authorized but unissued shares of Common Stock or any treasury shares of Common Stock held by the Company.

         6. Option Certificate or Contract. Each option granted under this Plan
            ------------------------------
shall be evidenced by either a certificate or a non-statutory stock option contract which shall be signed by an officer of the Company, and by the individual to whom the option is granted (the "Optionee") in the event a contract has been issued. The terms of said contract shall be in accordance with the provisions of this Plan, but it may include such other provisions as may be approved by the Committee. The grant of an option under this Plan shall be deemed to occur on the date on which the certificate or contract evidencing such option is executed by the Company, and every Optionee shall be bound by the terms and restrictions of this Plan and such certificate or contract.

                                   EXHIBIT-A

         7. Option Price. The price at which shares of Common Stock may be
            ------------
purchased under an option granted pursuant to this Plan shall be determined by the Committee, but in no event shall the price be less than 100 percent (100%) of the fair market value of such shares on the date that the option is granted. The fair market value of shares of Common Stock for purposes of this Plan shall be determined by the Committee, in it sole discretion.

         8. Period and Exercise of Option.
            -----------------------------

            (a) Period -- Subject to the provisions of Section 9 and 10 hereof with respect to the death or termination of employment of an Optionee, the period during which each option granted under this Plan may be exercised shall be fixed by the Committee at the time such option is granted, provided that such period shall expire no later than seven (7) years from the date on which the option is granted (the "Grant Date").

            (b) Employment -- The option may not be exercised to any extent until the Optionee has been continuously, for a period of at least one (1) year after the Grant Date, employed by the Company or a subsidiary of the Company.

            (c) Exercise -- Any option granted under this Plan may be exercised by the Optionee only by delivering to the Company, or its agent, written or verbal notice, as may be specified by the Company from time to time, of the number of shares with respect to which he or she is exercising his or her option right, paying in full the option price of the purchased shares, and furnishing to the Company, or its agent, a representation in writing signed by the Optionee that he or she is familiar with the business and financial condition of the Company, is purchasing the shares of stock in good faith for himself or herself for investment purposes and not with a view towards the sale or distribution thereof, and will not effect any sale in violation of any laws or regulations of the United States or any state. Subject to the limitations of this Plan and the terms and conditions of the respective stock option certificate or contract, each option granted under this Plan shall be exercisable in whole or in part at such time or times as the Committee may specify in such stock option certificate or contract.

            (d) Payment for Shares -- Payment for shares of Common Stock purchased pursuant to an option granted under this Plan may be made in either cash or in shares of Common Stock.

            (e) Delivery of Certificates -- As soon as practicable after receipt by the Company of the notice and representation described in Subsection (c), and of payment in full of the option price for all of the shares being purchased pursuant to an option granted under this Plan, a certificate or certificates, or book entry with the Company's transfer agent, representing such shares of stock shall be registered in the name of the Optionee and any such certificate(s) shall be delivered to the Optionee. However, no certificate or book entry for fractional shares of stock shall be issued or recorded by the Company notwithstanding any request therefor. Neither any Optionee, nor the legal representative, legatee or distributee of any Optionee, shall be deemed to be a holder of any shares of stock subject to an option granted under this Plan unless and until the certificate or certificates, or book entry with the Company's transfer agent, for such shares have been issued or recorded, respectively. All stock certificates issued upon the exercise of any options granted pursuant to this Plan may bear such legend as the Committee shall deem appropriate regarding restrictions upon the transfer or sale of the shares evidenced thereby.

            (f) Withholding -- The Company shall have the right to deduct any sums that the Committee reasonably determines that Federal, state or local tax law requires to be withheld with respect to the exercise of any option or as otherwise may be required by those laws. The Company may require as a condition to issuing shares of Common Stock upon exercise of the option that the Optionee or other person exercising the option pay any sums that Federal, state or local tax law required to be withheld with respect to the exercise. The Company shall not be obligated to advise any Optionee of the existence of the tax or the amount which the Company will be so required to withhold. Upon exercise of an option, if tax withholding is required, an Optionee may, with the consent of the Committee, have shares of Common Stock withheld ("Share Withholding") by the Company from the shares otherwise to be received; provided, however, that if the Optionee is subject to the provisions of Section 16 under the Exchange Act, no Share Withholding shall be permitted unless such transaction complies with the requirements of Rule 16b-3(e) promulgated under the Exchange Act. The number of shares so withheld should have an aggregate fair market value (as determined

                                   EXHIBIT-A
in accordance with the terms of this Plan) on the date of exercise sufficient to satisfy the applicable withholding taxes.

         9.  Termination of Employment. If an Optionee shall cease to be an
             -------------------------
employee of the Company or subsidiary of the Company for any reason other than death after he or she shall have served in such capacity continuously for at lease one (1) year from the Grant Date, he or she may, but only within thirty
(30) days next succeeding such cessation, exercise his or her option to the extent that he or she was entitled to exercise it at the date of such cessation. Nothing in this Plan or any stock option certificate or contract shall be construed as an obligation on the part of the Company or of any of its subsidiary corporations to continue the Optionee as an employee.

         10. Death of Optionee. In the event of the death of an Optionee while
             -----------------
serving as an employee of the Company or its subsidiary, any option or unexercised portion thereof granted to him under this Plan which is otherwise exercisable may be exercised by the person or persons to whom such Optionee's rights under the option pass by operation of the Optionee's will or the laws of descent and distribution, at any time within a period of six (6) months following the death of the Optionee (even though such period is later than the expiration date of the option as specified in Section 8(a) and in the respective stock option certificate or contract). Such option shall be exercisable even though the Optionee's death occurs before he or she has continuously served as an employee of the Company or its subsidiary for a period of one (1) year after the date of grant.

         11. Transferability of Options. An option certificate or contract may
             --------------------------
permit an Optionee to transfer his or her options to members of his or her Immediate Family, to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships where such Immediate Family members are the only partners if (i) the certificate or contract setting forth such options expressly provides that the options may be transferred, (ii) the Optionee obtains the prior written consent of the Committee for such transfer, and (iii) the Optionee does not receive any consideration in any form whatsoever for said transfer. Any options so transferred shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to said option immediately prior to the transfer thereof. Any option not (i) granted pursuant to any certificate or contract expressly allowing the transfer of said option or (ii) amended expressly to permit its transfer shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and such option shall be exercisable during the Optionee's lifetime only by the Optionee. "Immediate Family" means the children, grandchildren or spouse of the Optionee.

         12. Adjustments upon Changes in Capitalization. In the event of any
             ------------------------------------------
change in the capital structure of the Company, including but not limited to a change resulting from a stock dividend, stock split, reorganization, merger, consolidation, liquidation or any combination or exchange of shares, and the Company continues thereafter as the surviving entity, then the number of shares of Common Stock subject to this Plan and the number of such shares subject to each option granted hereunder shall be correspondingly adjusted by the Committee. The option price for which shares of Common Stock may be purchased pursuant to an option granted under this Plan shall be adjusted so that there will be no change in the aggregate purchase price payable upon the exercise of any option.

         13. Amendment and Termination of Plan. No option shall be granted
             ---------------------------------
pursuant to this Plan after July 31, 2007, on which date this Plan shall expire except as to options then outstanding under this Plan, which options shall remain in effect until they have been exercised or have expired. The Committee may at any time before such date, amend, modify or terminate this Plan; provided, however, that any amendment to the Plan must be approved by the stockholders of the Company if the amendment would (a) materially increase the aggregate number of shares of Stock which may be issued pursuant to options granted under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to holders of options under the Plan. No amendment, modification or termination of this Plan may adversely affect the rights of any Optionee under any then outstanding option granted hereunder without the consent of such Optionee.

         14. Grant of New Option and Repricing. An option may be granted under
             ---------------------------------
this Plan which may be conditioned upon the termination of a non-statutory stock option certificate or contract previously granted to the Optionee which has not yet been terminated or been exercised; provided, however, (a) the price for which shares of Common Stock may be purchased under the new option may not be less than the price of shares of Common Stock that were subject to purchase under the terminated option unless the shareholders of the Company approve the issuance at a lower price, and

                                   EXHIBIT-A

(b) the Committee may not, without prior shareholder approval, re-price underwater stock options by either lowering the exercise price of outstanding options or canceling outstanding options and granting new replacement options with a lower exercise price.

         15. Change of Control. If while unexercised options remain outstanding
             -----------------
under this Plan, a Change of Control (as hereinafter defined) shall have occurred, then all such options shall be exercisable in full, notwithstanding
Section 8(b) hereof or any other provision in this Plan or option certificate or contract to the contrary. For purposes of this Plan, a "Change of Control" shall be deemed to have occurred with respect to the Company: (A) on the date in which the Company executes an agreement or an agreement in principle (i) with respect to any merger, consolidation or other business combination by the Company with or into another entity and the Company is not the surviving entity, or (ii) to sell or otherwise dispose of all or substantially all of its assets, or (iii) to adopt a plan of liquidation; or (B) on the date in which public announcement is made that the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the Company is being acquired by a "person" within the meaning of sections 13(d) and 14(d) of the Exchange Act; or (C) if, during any period of eighteen (18) consecutive months, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof (unless the appointment or election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period); provided, however, that in no event shall a change in the composition of the Company's Board of Directors pursuant to an election of Board members pursuant to Section 4.6 of the Company's Articles of Incorporation, as amended, constitute or result in a Change of Control for purposes of this Section 15.

         The Committee shall have the right, at the time of grant or subsequently, in its sole discretion, to establish conditions under which a specific employee may cease to be a full-time employee of the Company or any of its subsidiaries but not be deemed to have terminated his or her employment with the Company or any of its subsidiaries for purposes of this Plan, including but not limited to conditions involving part-time employment or consulting services. Unless otherwise specifically provided for in an employee's stock option certificate or contract or in an amendment or supplement thereto, an employee's employment with the Company or any of its subsidiaries shall be deemed to terminate when he or she ceases to be a full-time employee of the Company or any of its subsidiaries.

         In the event of a merger, consolidation, reorganization or recapitalization of the Company, the Committee shall have the right to accelerate the vesting schedule with respect to all or any portion of the shares of Common Stock granted to any or all of the employees under this Plan, if and to the extent it deems appropriate in its sole discretion.

         16. Restrictions Applicable to Executive Officers. The provisions of
             ---------------------------------------------
this Section 16 shall apply only to those executive officers whose compensation is required to be reported in the Company's proxy statement pursuant to Item 402(a)(3)(i) (or any successor thereto) and of Regulation S-K (or any successor thereto) under the general rules and regulations under the Exchange Act ("Executive Officers"). In the event of any inconsistencies between this Section 16 and the other provisions of this Plan, as they pertain Executive Officers, the provisions of this Section shall control.

         No amendment of this Plan with respect to any Executive Officer may be made which would (i) increase the maximum amount that can be paid to any one Executive Officer pursuant to this Plan or (ii) modify the requirements as to the Executive Officer's eligibility for participation in this Plan, unless the Company's shareholders have first approved such amendment in a manner which would permit the deduction under Section 162(m) (or any successor thereto) of the Code of such payment in the fiscal year it is paid. The Committee shall amend this Section 16 and such other provisions as it deems appropriate, to cause amounts payable to certain Executive Officers to satisfy the requirements of Section 162(m) (or any successor thereto) and the Treasury Regulations that may be promulgated thereunder.

         The maximum number of shares of Common Stock with respect to which options may be granted hereunder to any Executive Officer during any calendar year may not exceed two hundred and fifty thousand (250,000) shares, subject to any adjustments made pursuant to the provisions of Section 12.

                                   EXHIBIT-A

            [1430 - CEC ENTERTAINMENT, INC.] [FILE NAME: ZCEC12.ELX]
                  [VERSION - (1)] [03/14/02] [ORIG. 03/14/02]

                                  DETACH HERE


PROXY

CEC ENTERTAINMENT, INC.

4441 West Airport Freeway
Irving, Texas 75062

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Alice Winters, Mark A. Flores and Gene F. Cramm, and each of them as proxies, with full power of substitution and revocation, and appoints them to represent and vote, as designated on the reverse side, all of the shares of Common Stock or Preferred Stock of CEC Entertainment, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders of CEC Entertainment, Inc. to be held on May 9, 2002, or at any adjournment thereof.

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
 _____________                                                    _____________
|             |                                                  |             |
| SEE REVERSE |                                                  | SEE REVERSE |
|    SIDE     |    CONTINUED AND TO BE SIGNED ON REVERSE SIDE    |    SIDE     |
|_____________|                                                  |_____________|

CEC ENTERTAINMENT, INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

 ___________________                         __________________
|                   |                       |                  |
| Vote by Telephone |                       | Vote by Internet |
|___________________|                       |__________________|

It's fast, convenient, and immediate!       It's fast, convenient, and your
Call Toll-Free on a Touch-Tone Phone        vote is immediately confirmed
1-877-PRX-VOTE (1-877-779-8683).            and posted.

Follow these four easy steps:               Follow these four easy steps:

1. Read the accompanying Proxy              1. Read the accompanying Proxy
   Statement and Proxy Card.                   Statement and Proxy Card.

2. Call the toll-free number                2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683).            http://www.eproxyvote.com/cec

3. Enter your Voter Control Number          3. Enter your Voter Control Number
   located on your Proxy Card                  located on your Proxy Card
   above your name.                            above your name.

4. Follow the recorded instructions.        4. Follow the instructions provided.

Your vote is important!                     Your vote is important!
Call 1-877-PRX-VOTE anytime!                Go to http://www.eproxyvote.com/cec
                                            anytime!

    Do not return your Proxy Card if you are voting by Telephone or Internet

            [1430 - CEC ENTERTAINMENT, INC.] [FILE NAME: ZCEC11.ELX]
                   [VERSION - (1)] [03/14/02] [ORIG. 03/14/02]

                                  DETACH HERE

    Do not return your Proxy Card if you are voting by Telephone or Internet

            [1430 - CEC ENTERTAINMENT, INC.] [FILE NAME: ZCEC11.ELX]
                   [VERSION - (1)] [03/14/02] [ORIG. 03/14/02]

                                  DETACH HERE


[X] Please mark
    votes as in
    this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
      ---

1. ELECTION OF DIRECTORS

   Nominees: (01) Richard T. Huston, (02) Cynthia I. Pharr and
             (03) Raymond E. Wooldridge

             [ ] FOR ALL NOMINEES

             [ ] WITHHELD FROM ALL NOMINEES

             [ ] ______________________________________
                 For all nominees except as noted above


                                                       FOR    AGAINST    ABSTAIN
2. Proposal to amend the 1997 Non-Statutory Stock
   Option Plan by adding shares thereto.               [ ]      [ ]        [ ]

3. Proposal to amend the Incentive Bonus Plan.         [ ]      [ ]        [ ]

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED
   TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY
   COME BEFORE THE MEETING.


Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. (Please make any address corrections at left.)

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:_________________ Date:______  Signature:_________________ Date:______